EXHIBIT 2.8






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                               The State of Texas
                               SECRETARY OF STATE


                              CERTIFICATE OF MERGER


         The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Merger of

                              AVATAR SYSTEMS, INC.
                               A Texas Corporation
                                      With
                          HCI ACQUISITION 1998-2, inc.
                               A Texas Corporation

Have been received in this office and are found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Merger.

Filed             November 14, 2000

Effective         November 14, 2000



[SEAL OF
SECRETARY OF
STATE OF TEXAS]

                                         /s/ Elton Bomer
                                      ------------------------------------------
                                             Elton Bomer
                                          Secretary of State


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                               ARTICLES OF MERGER
                             OF AVATAR SYSTEMS, INC.
                                      INTO
                          HCI ACQUISITION 1998-2, INC.




         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger.



         1.  The  names  and  states  of   incorporation   of  each  corporation
participating in the merger are:



                  Name of Corporation                     State of Incorporation
                  -------------------                     ----------------------

                  Avatar Systems, Inc.                    Texas
                  HCI Acquisition 1998-2, Inc.            Texas


         2. An Agreement and Plan of Merger (the "Plan") has been adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the merger of Avatar Systems, Inc. into HCI Acquisition 1998-2, Inc., the surviving corporation.



         3. The Articles of Incorporation of the surviving corporation shall, immediately following the effectiveness of these Articles of Merger, be amended as described in the First Amended and Restated Articles of Incorporation of HCI Acquisition 1998-2, Inc. (the "Articles of Incorporation"), attached hereto as Exhibit A. As reflected in the Articles of Incorporation, the name of the surviving corporation shall at that time become Avatar Systems, Inc.



         4. The executed Plan is on file at the principal place of business of the surviving corporation, and that address is:



            Avatar Systems, Inc.
            5728 LBJ Freeway, Suite 270
            Dallas, Texas  75240



         5. A copy of the Plan will be furnished by the surviving corporation, on written request and without cost, to any shareholder of each entity listed as a party to the Plan in Item 1 above.


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         6.  The Plan  was  approved  by the  shareholders  of each  corporation participating in the merger.



         7. As to each of the undersigned corporations, the number of shares outstanding are as follows:



            Name of Corporation             Total Number of Shares   Designation
            -------------------             ----------------------   -----------
                                            Outstanding
                                            -----------
            Avatar Systems, Inc.            8,000,000                Common
            HCI Acquisition 1998-2, Inc.    695,652                  Common




         8. As to each of the undersigned corporations, the total number of shares voted for and against the Plan, respectively, are as follows:



            Name of Corporation            Total Voted For   Total Voted Against
            -------------------            ---------------   -------------------

            Avatar Systems, Inc.           8,000,000         -0-
            HCI Acquisition 1998-2, Inc.   582,801           335




         9. The Plan has been duly authorized and approved by each of the parties to the merger in the manner prescribed in their constituent documents and the Texas Business Corporation Act.



         10. The surviving corporation, will be responsible for the payment of all fees and franchise taxes of the merged corporation and will be obligated to pay such fees and taxes if the same are not timely paid.


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Dated: November 14, 2000                   Avatar Systems, Inc.



                                           By:   /s/ R, Charles Shreve
                                              ----------------------------------

                                           Name: R. Charles Shreve

                                           Title: President







Dated: November 14, 2000                   HCI Acquisition 1998-2, Inc.



                                           By:   /s/ Timothy P. Halter
                                              ----------------------------------


                                           Title: President and Secretary




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